SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009

REMARK ENTERPRISES INC.
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(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction	000-53514 (Commission File No.)	26-3213475 (I.R.S. Employer
of incorporation)		Identification No.)

1 Linden Place, Suite 207
Great Neck, NY (Address of principal executive offices)	11021 (Zip Code)

516-598-9890

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On April 3, 2009, Remark Enterprises Inc. (the “Company”) executed the Stock Purchase and Recapitalization Agreement by and among the Company, Remark Acquisition, Inc., a Georgia corporation and wholly owned subsidiary of the Company (the “Subsidiary”), One Up Innovations, Inc., a Georgia corporation (“OneUp”), and Louis S. Friedman, majority shareholder of OneUp (the “Merger Agreement”).  The Merger Agreement provides for the acquisition of OneUp whereby the Subsidiary and OneUp will merge (the “Merger”) and all of the issued and outstanding common stock of OneUp will be exchanged for an aggregate of 45,000,000 shares of the Company (90% of the total issued and outstanding common stock of the Company).  In addition, all of the issued and outstanding preferred stock of OneUp shall be exchanged for 4,300,000 shares of preferred stock of the Company.  Immediately following the consummation of the Merger, OneUp shall be the surviving corporation, wholly owned by the Company, and all business operations of the Company shall become the business operations of OneUp. These actions will result in a change of control of the Company.

The Merger Agreement contemplates that, in connection with the closing thereof, each of the current officers and directors of the Company shall resign. Immediately thereafter, Louis S. Friedman (Chairman of the Board), Don Cohen, and Ronald P. Scott shall each be appointed to the board of directors of the Company, Louis S. Friedman shall be appointed Chairman, President and Chief Executive Officer of the Company, Ronald P. Scott shall be appointed Secretary and Chief Financial Officer of the Company, and Leslie Vogelman shall be appointed Treasurer of the Company.

The Merger Agreement contains customary representations, warranties and covenants of the Company, the Subsidiary and OneUp, including, among others, a covenants by each of the Company and OneUp to maintain and keep its property in good condition, to perform under its agreements and to not enter into material agreements, issue shares, declare dividends, transfer assets or take other material actions without the consent of the other parties. The Closing is conditioned upon, among other items, the simultaneous consummation of a private offering of shares of common stock of the Company in an amount of at least $2,500,000 pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Offering”).  Thus, unless waived by OneUp, the transactions contemplated by the Merger Agreement will not close unless the Offering (in an amount of not less than the minimum, $2,500,000) is consummated at the same time or such closing.  If the Offering is not completed by May 31, 2009 (or June 15, 2009 if extended by the Company), then the Offering will terminate, and, by its terms, the Merger Agreement will terminate and the Merger will not take place.

The transactions contemplated by the Merger Agreement have been approved by unanimous vote of the Board of Directors of the Company, the sole shareholder of the Subsidiary (which is the Company), the Board of Directors of the Subsidiary, the Board of Directors of OneUp and the shareholders of OneUp.

The anticipated closing date of the transactions contemplated by the Merger Agreement is May 15, 2009; provided, however, the closing of the Merger Agreement is specifically conditioned on the simultaneous consummation of the Offering.  The Company has engaged New Castle Financial Services LLC as placement agent for the Offering.

(d)  EXHIBITS

Exhibit No.	Description
2.1*	Stock Purchase and Recapitalization Agreement dated March 31, 2009 and fully executed on April 3, 2009

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARK ENTERPRISES INC. (Registrant)

Date: April 7, 2009	By:	/s/ Lawrence Rothberg
Lawrence Rothberg President and Director of REMARK ENTERPRISES INC